EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Esra Ozer
(212) 836-2758	(412) 553-2666
Paul.Luther@arconic.com	Esra.Ozer@arconic.com

Arconic Announces $200 Million Accelerated Share Repurchase

NEW YORK, May 2, 2019 – Arconic Inc. (NYSE: ARNC) today announced that it has entered into an accelerated share repurchase (ASR) agreement with JPMorgan Chase Bank, National Association, London Branch, to repurchase $200 million of Arconic’s common stock, pursuant to the share repurchase program previously authorized by the Board of Directors.

Under the ASR agreement, Arconic will receive initial delivery of approximately 7.5 million shares on May 6, 2019. The final number of shares to be repurchased will be based on the volume-weighted average price of Arconic’s common stock during the term of the transaction, less a discount. The ASR agreement is expected to be completed during the first half of 2019.

After giving effect to the share repurchase under the ASR agreement, $100 million remains available under the prior authorization by the Board of Directors for share repurchases through the end of 2020.

About Arconic

Arconic (NYSE: ARNC) creates breakthrough products that shape industries. Working in close partnership with our customers, we solve complex engineering challenges to transform the way we fly, drive, build and power. Through the ingenuity of our people and cutting-edge advanced manufacturing techniques, we deliver these products at a quality and efficiency that ensure customer success and shareholder value. For more information: www.arconic.com. Follow @arconic: Twitter, Instagram, Facebook, LinkedIn and YouTube.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, expectations relating to share repurchases, which may be subject to market conditions, legal requirements and other considerations. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainties regarding the planned separation, including whether it will be completed pursuant to the targeted timing, asset perimeters, and other anticipated terms, if at all; (b) the impact of the separation on the businesses of Arconic; (c) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (k) the impact of potential cyber attacks and information technology or data security breaches; (l) the loss of significant customers or adverse changes in customers’ business or financial conditions; (m) changes in discount rates or investment returns on pension assets; (n) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (o) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; and (p) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2018 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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